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                                                                   EXHIBIT 2

                             JOINT FILING AGREEMENT
                            PURSUANT TO RULE 13D-1(k)

                  James K. Schuler, the James and Patricia Schuler Foundation, the James K. Schuler Revocable Living Trust and the James K. Schuler 1998 Qualified Annuity Trust acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning others, except to the extent that it knows or has reason to believe that such information is inaccurate.

                  This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

         Dated:  April 12, 2001

                         By:  /s/  JAMES K. SCHULER
                              ---------------------------------------
                              James K. Schuler


                         THE JAMES AND PATRICIA SCHULER FOUNDATION

                         By:  /s/  JAMES K. SCHULER
                              ---------------------------------------
                              James K. Schuler, Chairman


                         THE JAMES K. SCHULER REVOCABLE LIVING TRUST U/T/A DTD. 11/25/80

                         By:  /s/  JAMES K. SCHULER
                              ---------------------------------------
                              James K. Schuler, as sole Trustee

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                         THE JAMES K. SCHULER 1998 QUALIFIED ANNUITY TRUST
                         U/T/A DTD. 10/1/98

                         By:  /s/  JAMES K. SCHULER
                              ---------------------------------------
                              James K. Schuler, as sole Trustee